First M&F Corp. Investor Information
CONTACT:	John G. Copeland EVP & Chief Financial Officer (662) 289-8594

April 19, 2011

FOR IMMEDIATE RELEASE

First M&F Profitable for Fifth Consecutive Quarter, Earnings Improve, Credit Issues Stable

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported a profit today for the first quarter ended March 31, 2011 of $950,000.  Net income allocated to common shareholders was $515,000 or $0.06 basic and diluted earnings per share compared to a profit of $413,000 or $0.05 basic and diluted earnings per share for the first quarter of 2010. Hugh S. Potts, Jr., CEO and Chairman of the Board, commented, “It is encouraging to see earnings of $0.06 per share this quarter to make five consecutive quarters of profitable operations and credit issues closer to resolution.”

Net Interest Income

Net interest income was up by 13.20% compared to the first quarter of 2010, with the net interest margin increasing to 3.59% on a tax equivalent basis in the first quarter of 2011 as compared to 3.16% in the first quarter of 2010. The most significant contributor to the increase in net interest income was the increase in net interest spread as deposits continued to be repriced lower in the continuing low rate environment.  Mr. Potts commented, “The Company’s net interest margin is improving through pricing and balance sheet management as well as the decline in non-performing asset drag.”

The net interest margin for the fourth quarter of 2010 was 3.57% as compared to 3.60% for the third quarter of 2010 and 3.40% for the second quarter of 2010. Loans Held for Investment yields decreased slightly to 5.92% in the first quarter of 2011 from 5.93% in the first quarter of 2010.   Overall loan yields improved slightly from the fourth quarter of 2010 to the first quarter. Average total loans were $1.061 billion for the first quarter of 2011 as compared to $1.048 billion for the fourth quarter of 2010 and $1.068 billion during the first quarter of 2010. Loans decreased by $8.885 million in the first quarter of 2011 but grew by $13.133 million in the fourth quarter of 2010.  Deposit costs decreased in the first quarter of 2011 from the fourth quarter of 2010 continuing a trend in declining deposit costs dating back to the fourth quarter of 2007 as costs have reflected the low-rate environment since then. Deposit costs were 1.31% in the first quarter of 2011 as compared to 1.80% in the first quarter of 2010.

Deposits grew by $24.664 million, or 1.79% during the first quarter of 2011, primarily from public funds. Management plans to continue to focus on core deposit growth for 2011 to offset the influence that the low rate environment may have on the net interest margin. Loans as a percentage of assets were 65.40% at March 31, 2011 as compared to 64.22% at March 31, 2010 and 66.10% at December 31, 2010. Loans grew by less than 1.00% since the first quarter of 2010 while deposits grew by 1.90%.

Non-interest Income

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, for the first quarter of 2011 was down 2.56% compared to the first quarter of 2010, with deposit-related income down by .89% and mortgage income up by 3.79%.  Insurance agency commissions were down by less than 1.00%.

A major part of non-interest income is from deposit sources. Deposit revenues, although slightly down overall, continue to be supported by debit card fee income, which increased by 29.24% in the first quarter of 2011 over 2010.  The drop in overall deposit revenues was due to a fall off in overdraft fee income, which decreased by 12.34% as the volume of overdrafts fell.

Including securities gains and losses and impairments, non-interest income was up 2.28% over the year ago quarter.

Non-interest Expenses

Non-interest expenses were up by 10.46% in the first quarter of 2011 as compared to the first quarter of 2010.  Salaries and benefits expense increased by only 1.92% while the major contributor to the overall non-interest expense increase was the 416% increase in foreclosed property expense as credit issues began to culminate in foreclosure and disposal of other real estate.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the first quarter of 2011 were 0.60% as compared to 1.99% for the same period in 2010. Non-accrual and 90-day past due loans as a percent of total loans were 3.58% at the end of the first quarter of 2011 as compared to 4.21% at the end of the 2010 quarter

The allowance for loan losses as a percentage of loans was 1.62% at March 31, 2011 as compared to 2.03% at March 31, 2010. The provision for loan losses increased to $2.580 million in the first quarter of 2011 from $2.280 million in the first quarter of 2010.  Mr. Potts commented, “Our pre-tax, pre-provision, pre-credit earnings shield has held steady with some improvement over the last five quarters.  This enables us to produce positive earnings even after addressing credit issues, including the disposal of Other Real Estate.  This is a good sign as we move beyond current credit issues to a more profitable future.”

Balance Sheet

Total assets at March 31, 2011 were $1.608 billion as compared to $1.604 billion at the end of 2010 and $1.623 billion at March 31, 2010. Total loans held to maturity were $1.051 billion compared to $1.060 billion at the end of 2010 and $1.042 billion at March 31, 2010. Deposits were $1.400 billion compared to $1.375 billion at the end of 2010 and $1.374 billion at March 31, 2010. Total capital was $107.679 million, while common equity was $91.006 million or $9.98 in book value per share at March 31, 2011.

Conclusion

“Progress out of the recession has been real, measurable and deliberate,” said Mr. Potts.  “The national economy and real estate values have not allowed for a quick or robust recovery but we are making progress.”

In conclusion Mr. Potts said, “First M&F is slowly building capital through retained earnings while navigating very choppy economic seas.  The storm has passed.  The incidence of new credit issues has slowed.  The disposition of other real estate is deliberate but moving in the right direction and losses on loans are in decline.  The Company is not yet back to normal earnings or credit quality but the path toward normalcy is before us.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	March 31	December 31	March 31
	2011	2010	2010
Cash and due from banks	36,184	45,099	37,834
Interest bearing bank balances	80,408	72,103	82,126
Federal funds sold	25,000	25,000	42,000
Securities available for sale (cost of
$294,351, $274,421 and $285,849)	296,242	276,929	289,354
Loans held for sale	2,586	6,242	8,698

Loans	1,051,261	1,060,146	1,042,429
Allowance for loan losses	17,043	16,025	21,115
Net loans	1,034,218	1,044,121	1,021,314

Bank premises and equipment	40,516	40,696	42,141
Accrued interest receivable	6,719	6,380	7,040
Other real estate	29,660	31,125	31,460
Other intangible assets	4,906	5,013	5,333
Other assets	51,061	51,256	55,801
Total assets	1,607,500	1,603,964	1,623,101

Non-interest bearing deposits	208,457	212,199	217,683
Interest bearing deposits	1,191,619	1,163,213	1,156,315
Total deposits	1,400,076	1,375,412	1,373,998

Federal funds and repurchase agreements	14,561	33,481	14,225
Other borrowings	48,527	50,416	91,240
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	1,367	1,470	2,489
Other liabilities	4,362	5,192	5,385
Total liabilities	1,499,821	1,496,899	1,518,265

Preferred stock, 30,000 shares issued and outstanding	16,673	16,390	28,900
Common stock, 9,115,770, 9,106,803 and 9,069,346
shares issued & outstanding	45,579	45,534	45,347
Additional paid-in capital	31,873	31,883	31,928
Nonvested restricted stock awards	783	784	780
Retained earnings (deficit)	12,651	12,225	(2,270)
Accumulated other comprehensive income	120	249	151
Total equity	107,679	107,065	104,836
Total liabilities & equity	1,607,500	1,603,964	1,623,101

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended March 31
	2011	2010
Interest and fees on loans	15,375	15,388
Interest on loans held for sale	41	78
Taxable investments	1,771	2,045
Tax exempt investments	314	430
Federal funds sold	16	26
Interest bearing bank balances	52	45
Total interest income	17,569	18,012

Interest on deposits	3,847	5,190
Interest on fed funds and repurchase agreements	15	19
Interest on other borrowings	524	1,066
Interest on subordinated debt	458	496
Total interest expense	4,844	6,771

Net interest income	12,725	11,241
Provision for possible loan losses	2,580	2,280
Net interest income after loan loss	10,145	8,961

Service charges on deposits	2,458	2,480
Mortgage banking income	356	343
Agency commission income	892	898
Fiduciary and brokerage income	133	121
Other income	839	959
Other-than-temporary impairment on securities, net of
$56 and $69 recognized in other
comprehensive income	(296)	(202)
Gains on AFS securities	1,349	1,004
Total noninterest income	5,731	5,603

Salaries and employee benefits	6,956	6,825
Net occupancy expense	989	969
Equipment expenses	466	651
Software and processing expenses	398	402
FDIC insurance assessments	774	846
Foreclosed property expenses	2,353	456
Intangible asset amortization and impairment	107	106
Other expenses	2,768	3,154
Total noninterest expense	14,811	13,409

Net income before taxes	1,065	1,155
Income tax expense	115	301
Net income	950	854
Net income attributable to noncontrolling interests	-	1
Net income attributable to First M&F Corp	950	853

Earnings Per Common Share Calculations:
Net income attributable to First M&F Corp	950	853
Dividends and accretion on preferred stock	(432)	(437)
Net income applicable to common stock	518	416
Earnings attributable to participating securities	3	3
Net income allocated to common shareholders	515	413

Weighted average shares (basic)	9,109,095	9,069,346
Weighted average shares (diluted)	9,109,095	9,069,346
Basic earnings per share	$0.06	$0.05
Diluted earnings per share	$0.06	$0.05

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	March 31	December 31	March 31	December 31
	2011	2010	2010	2009
Performance Ratios:
Return on assets (annualized)	0.24%	0.25%	0.21%	-3.63%
Return on equity (annualized) (a)	3.58%	3.74%	3.28%	-42.97%
Return on common equity (annualized) (a)	2.31%	2.87%	2.20%	-53.73%
Efficiency ratio (c)	79.26%	78.47%	78.16%	89.87%
Net interest margin (annualized, tax-equivalent)	3.59%	3.43%	3.16%	3.29%
Net charge-offs to average loans (annualized)	0.60%	1.65%	1.99%	4.50%
Nonaccrual loans to total loans	3.55%	3.11%	4.01%	4.17%
90 day accruing loans to total loans	0.03%	0.09%	0.20%	0.23%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
Per Common Share (diluted):	2011	2010	2010	2010
Net income	0.06	0.03	1.49	0.09
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	9.98	9.96	10.18	8.68
Closing stock price	4.08	3.74	3.38	3.86

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	137,620	133,226	137,824	139,103
Non-residential real estate	642,372	646,731	626,747	615,571
Residential real estate	189,290	195,184	196,299	196,547
Home equity loans	38,622	40,305	40,523	41,254
Consumer loans	43,357	44,700	45,620	45,640
Total loans	1,051,261	1,060,146	1,047,013	1,038,115

Deposit Composition: (in thousands)
Noninterest-bearing deposits	208,457	212,199	220,556	227,825
NOW deposits	411,898	364,209	307,533	312,828
MMDA deposits	161,959	166,455	162,955	145,798
Savings deposits	116,714	114,769	117,175	114,426
Core certificates of deposit under $100,000	261,087	268,272	267,350	278,177
Core certificates of deposit $100,000 and over	222,617	234,500	228,543	245,182
Brokered certificates of deposit under $100,000	2,880	3,074	3,005	5,322
Brokered certificates of deposit $100,000 and over	14,464	11,934	14,762	14,253
Total deposits	1,400,076	1,375,412	1,321,879	1,343,811

Nonperforming Assets: (in thousands)
Nonaccrual loans	37,407	33,127	37,082	35,603
Other real estate	29,660	31,125	38,631	31,231
Investment securities	639	698	596	660
Total nonperforming assets	67,706	64,950	76,309	67,494
Accruing loans past due 90 days or more	338	951	858	1,307
Restructured loans (accruing)	16,320	18,052	18,518	15,374
Total nonaccrual loan to loans	3.55%	3.11%	3.53%	3.41%
Total nonperforming credit assets to loans and ORE	6.19%	5.85%	6.95%	6.22%
Total nonperforming assets to assets ratio	4.21%	4.05%	4.93%	4.30%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	16,025	20,077	18,301	21,115
Provision for loan loss	2,580	2,280	2,280	2,380
Charge-offs	(2,147)	(6,536)	(1,485)	(5,706)
Recoveries	585	204	981	512
Ending balance	17,043	16,025	20,077	18,301

First M&F Corporation
Financial Highlights
QTD Ended	QTD Ended	QTD Ended	QTD Ended
March 31	December 31	September 30	June 30
2011	2010	2010	2010
Condensed Income Statements: (in thousands)

Interest income	17,569	17,603	17,855	18,222
Interest expense	4,844	5,235	5,561	6,324
Net interest income	12,725	12,368	12,294	11,898
Provision for loan losses	2,580	2,280	2,280	2,380
Noninterest revenues	5,731	4,956	4,746	5,216
Noninterest expenses	14,811	14,628	13,111	13,342
Net income before taxes	1,065	416	1,649	1,392
Income tax expense (benefit)	115	(226)	407	120
Noncontrolling interest	-	1	(3)	-
Net income	950	641	1,245	1,272
Preferred dividends	(432)	(375)	(441)	(439)
Gain on exchange of preferred stock (Note 1)	-	-	12,867	-
Net income applicable to common stock	518	266	13,671	833
Earnings (loss) attributable to participating securities	3	(1)	106	7
Net income allocated to common shareholders	515	267	13,565	826

Tax-equivalent net interest income	12,955	12,624	12,563	12,180

Selected Average Balances: (in thousands)
Assets	1,622,363	1,574,426	1,553,415	1,598,285
Loans held for investment	1,056,903	1,041,453	1,046,242	1,038,148
Earning assets	1,463,032	1,404,766	1,384,289	1,438,166
Deposits	1,403,733	1,341,738	1,331,624	1,362,362
Equity	107,633	109,110	108,535	105,381
Common equity	91,102	90,612	79,547	76,582

Selected Ratios:
Return on average assets (annualized)	0.24%	0.16%	0.32%	0.32%
Return on average equity (annualized) (a)	3.58%	2.33%	4.55%	4.84%
Return on average common equity (annualized) (a)	2.31%	1.16%	4.01%	4.37%
Average equity to average assets	6.63%	6.93%	6.99%	6.59%
Tangible equity to tangible assets (b)	6.41%	6.38%	6.72%	6.56%
Tangible common equity to tangible assets (b)	5.37%	5.36%	5.67%	4.70%
Net interest margin (annualized, tax-equivalent)	3.59%	3.57%	3.60%	3.40%
Efficiency ratio (c)	79.26%	83.22%	75.75%	76.69%
Net charge-offs to average loans (annualized)	0.60%	2.41%	0.19%	2.01%
Nonaccrual loans to total loans	3.55%	3.11%	3.53%	3.41%
90 day accruing loans to total loans	0.03%	0.09%	0.08%	0.13%
Price to book	0.41	x	0.38	x	0.33	x	0.44	x
Price to earnings	17.00	x	31.17	x	0.57	x	10.72	x

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
1Q 2011	950	518	515	0.06
4Q 2010	641	266	267	0.03
3Q 2010	1,245	13,671	13,565	1.49
2Q 2010	1,272	833	826	0.09
1Q 2010	853	416	413	0.05
4Q 2009	(27,311)	(27,747)	(27,488)	(3.03)
3Q 2009	(136)	(571)	(580)	(0.06)
2Q 2009	(5,111)	(5,550)	(5,498)	(0.61)
1Q 2009	(27,241)	(27,395)	(27,089)	(2.99)

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Ttl. Revenues	Avg. Assets
	(thousands)	(percent)	(percent)
1Q 2011	37.9	30.67%	1.43%
4Q 2010	35.4	28.19%	1.25%
3Q 2010	34.9	27.42%	1.21%
2Q 2010	35.1	29.98%	1.31%
1Q 2010	34.4	32.66%	1.39%
4Q 2009	32.8	26.09%	1.05%
3Q 2009	34.4	29.81%	1.30%
2Q 2009	31.2	29.92%	1.24%
1Q 2009	32.3	29.81%	1.28%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (c)
1Q 2011	3.70%	79.26%
4Q 2010	3.69%	83.22%
3Q 2010	3.35%	75.75%
2Q 2010	3.35%	76.69%
1Q 2010	3.32%	78.16%
4Q 2009	8.25%	106.73%
3Q 2009	3.41%	78.34%
2Q 2009	3.94%	95.10%
1Q 2009	7.65%	80.41%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD March 2011		QTD March 2010
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	93,864	0.22%	81,226	0.22%
Federal funds sold	25,000	0.25%	49,848	0.21%
Taxable investments (amortized cost)	249,061	2.88%	236,038	3.51%
Tax-exempt investments (amortized cost)	33,939	5.98%	46,541	5.98%
Loans held for sale	4,265	3.85%	11,506	2.76%
Loans held for investment	1,056,903	5.92%	1,056,177	5.93%
Total earning assets	1,463,032	4.93%	1,481,336	5.02%
Non-earning assets	159,331		157,425
Total average assets	1,622,363		1,638,761

NOW	402,801	0.81%	330,094	1.07%
MMDA	161,581	0.85%	147,128	1.08%
Savings	115,815	1.21%	112,260	1.33%
Certificates of Deposit	514,184	1.86%	576,885	2.50%
Short-term borrowings	23,917	0.25%	13,733	0.56%
Other borrowings	80,261	4.97%	131,820	4.80%
Total interest bearing liabilities	1,298,559	1.51%	1,311,920	2.09%
Non-interest bearing deposits	209,352		213,143
Non-interest bearing liabilities	6,819		8,114
Preferred equity	16,531		28,868
Common equity	91,102		76,716
Total average liabilities and equity	1,622,363		1,638,761
Net interest spread		3.42%		2.92%
Effect of non-interest bearing deposits		0.21%		0.29%
Effect of leverage		-0.04%		-0.05%
Net interest margin, tax-equivalent		3.59%		3.16%
Less tax equivalent adjustment:
Investments		0.05%		0.07%
Loans		0.01%		0.01%
Reported book net interest margin		3.53%		3.08%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by
(Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)

Note 1: On September 29, 2010 the Company issued 30,000 shares of Class B, Series CD, par value $1,000 preferred stock to the U.S. Treasury to acquire its 30,000 shares outstanding of Class B, Series A, par value $1,000 preferred stock. The Series CD preferred stock issued has a dividend rate of 2.00%. The estimated fair value of the Series CD preferred stock as of September 29, 2010 was $16,159,000. The Series A preferred stock carried a dividend rate of 5.00% and had a book value of $29,026,000 as of September 29, 2010. The acquisition of the Series A shares in exchange for the Series CD shares resulted in a gain of $12,867,000 which was recorded as a credit to retained earnings.